Exhibit 24.1

Special Power of Attorney

KNOW ALL MEN BY THESE PRESENTS: That each of the undersigned:

Thomas J. Rauth and Patricia A. Rauth, Trustee
of The Rauth Family Revocable Trust
Thomas J. Rauth, Trustee of the Rauth, Trabert, Holcomb
& Seto Retirement Trust FBO Thomas J. Rauth
Richard P. Rauth
Brynn E. Rauth
William R. Rauth IV
Allyson Sikola

(jointly and severally hereinafter collectively called “Principal”) make, constitute and appoint William R. Rauth III, as Principal’s true and lawful Attorney to act for Principal and in Principal’s name, place and stead and for Principal’s use and benefit:

To act on Principal’s behalf in all matters relating to Principal’s ownership interest in any assets held in Principal’s name and under the management of Cimarron Management Company, Inc.

                Principal hereby grants to said attorney in fact full power and authority to do and perform each and every act and thing which may be necessary or convenient in connection with any of the foregoing, as fully, to all intents and purposes, as Principal might or could do if personally present, hereby ratifying and confirming all that Principal’s said attorney in fact shall lawfully do or cause to be done by authority hereof.

                Where the context so requires, the singular number includes the plural.

                WITNESS my hand this 12th day of January, 2001

/s/ Thomas J. Rauth
Thomas J. Rauth, Trustee of The Rauth Family
Revocable Trust

/s/ Patricia A. Rauth
Patricia A. Rauth, Trustee of The Rauth Family
Revocable Trust

/s/ Thomas J. Rauth
Thomas J. Rauth, Trustee of The Rauth, Trabert,
Holcomb and Seto Retirement Trust FBO
Thomas J. Rauth

/s/ Richard P. Rauth
Richard P. Rauth

/s/ Brynn E. Rauth
Brynn E. Rauth

/s/ William R. Rauth IV
William R. Rauth IV

/s/ Allyson Sikola
Allyson Sikola